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For Immediate Release

    USWeb/CKS, Whittman-Hart to Merge; Will Create World's Largest Internet
                           Professional Services Firm

    Combined Company Will Have Scale and Expertise to Provide Comprehensive
                     Supplier-to-Consumer Digital Solutions


SAN FRANCISCO and CHICAGO -- December 13, 1999 -- USWeb/CKS (Nasdaq: USWB), the leader in Internet professional services, and Whittman-Hart (Nasdaq: WHIT), a leading provider of enterprise-wide e-business solutions for fast-growing and middle-market companies, today announced the signing of a definitive agreement to merge. The two companies will come together to create a new organization that will be the largest pure-play Internet professional services firm in the world.

   The two companies will merge in a stock-for-stock transaction in which each outstanding share of USWeb/CKS will be exchanged for 0.865 shares of Whittman-Hart stock. Following the merger, USWeb/CKS shareholders will own approximately 57% of the combined company and Whittman-Hart shareholders will own approximately 43%. Based on Whittman-Hart's closing price on Friday, and based on the exchange ratio, the combined company would have a market capitalization of approximately $14 billion, on a fully diluted basis.

   Whittman-Hart, founded in 1984, is a proven, well-managed provider of e-business solutions and is recognized as one of America's fastest growing companies. USWeb/CKS, founded in 1995 to help companies leverage the Internet, has rapidly scaled to become the recognized leader in Internet professional services.

   Following the transaction, Whittman-Hart Chairman and Chief Executive Officer Robert Bernard will be chief executive officer and president of the new company. USWeb/CKS Chief Executive Officer Robert Shaw will become chairman of the board.

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Whittman-Hart Chief Financial Officer Bert Young and USWeb/CKS Chief Operating
Officer Robert T. Clarkson will be CFO and COO, respectively. The nine-person Board of Directors will include four directors from USWeb/CKS, four from Whittman-Hart, and one additional to be selected. The new organization's corporate headquarters will be in Chicago, with executive offices also maintained in San Francisco.

   "We realize that executives today face new challenges as a result of the Internet's deep impact on business, and their companies are likely to face a series of investments and divestments that will transform their business models," said Shaw. "The merging of our strategy, marketing and creative, and technology disciplines will accelerate the creativity and innovation we bring to companies embracing the digital economy."

   "A massive opportunity for Internet professional services is about to hit, and our organization with its scale will be ready to meet the tremendous market demand," said Bernard. "Clients are looking for a partner that can serve the emerging needs for e-commerce solutions that reach from the consumer to the supplier. We intend to be the leader in this market. With more than 8,000 professionals in 70+ offices in 13 countries worldwide, we will offer an unsurpassed breadth and depth of expertise with geographic reach to serve global clients locally."



Market Focus

   The convergence of disciplines with the combined expertise and depth in each will enable USWeb/CKS and Whittman-Hart to:

- Help established brands use the Internet as a strategic weapon

- Seek out and support dot.com start-ups that have vision and a viable business model

- Help traditional bricks-and-mortar companies that have the courage to transform their businesses in the Internet economy

   "We are targeting companies that have similar business problems, but more

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importantly, a similar mindset," said Shaw.  "The delineators -- Fortune 500, middle market, B2B, bricks-and-mortar, dot.com -- have become irrelevant. The commonality among our client base is no longer size or market segment. Our client base is much more defined by a desire to win, a sense of urgency and a commitment to invest in a vision."



Expanded Service Offering and Delivery Model

   The new company will build on the operational strengths and world-class business systems of Whittman-Hart and USWeb/CKS to create an entirely new organization to serve clients through expanded services and a new delivery model. To do this, the new organization will provide comprehensive, integrated digital services in three key areas: strategy, marketing and creative, and technology.

   Client relationships will continue to be managed locally to provide clients with a dedicated resource to drive results, and the specific services will each be delivered in the way that is most effective for clients. Technology services will be delivered from technology centers located around the world. Marketing and creative services will be provided collaboratively from regional marketing and creative centers in major markets. Strategy services, including digital business strategy and Internet architect services, will be delivered from a pool of talent with specific industry expertise and will travel to clients as needed, serving market segments such as financial services and retail.

   "The new delivery model builds on the combined depth and breadth of both organizations in vertical industries and critical disciplines," said Bernard. "The ability to execute and deliver services to our clients will differentiate this new company in this sector. It's more important than ever to quickly offer innovative approaches to these clients and organize ourselves to deliver what USWeb/CKS calls Time-to-Value and deliver more value, faster and repeatedly."

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   USWeb/CKS and Whittman-Hart will continue to develop Managed Services and ASP offerings intended to accelerate the cycle of innovation and development of applications. The new organization will work to systematically turn these offerings into packaged solutions and a source of recurring revenues with a new revenue model.



Transaction Details

   The transaction, which will be accounted for using purchase accounting, is subject to customary conditions, including approval of the stockholders of both companies and regulatory review. Assuming satisfaction of closing conditions, the merger is expected to be completed by April of 2000.



About USWeb/CKS

   USWeb/CKS (Nasdaq: USWB) seeks to transform businesses in the digital economy and create sustainable market leadership for its clients. As the leading Internet professional services firm, USWeb/CKS has created a new standard for success in the digital economy -- Time-to-Value. Time-to-Value means USWeb/CKS applies its extensive insight, experience and scale to deliver breakthrough results quickly. The Company is headquartered in San Francisco, California, with more than 4,000 professionals in 13 countries around the world. Additional information about USWeb/CKS is available at www.uswebcks.com or by calling 415/284-7070.


About Whittman-Hart

   Headquartered in Chicago, Whittman-Hart helps clients improve marketplace performance by creating the essential connections between digital strategy, creative marketing and technology. In 1999, Fortune ranked Whittman-Hart as one of America's Fastest-Growing Companies. In 1998 and 1997, Forbes named

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Whittman-Hart one of the 200 Best Small Companies in America.  Whittman-Hart has
approximately 3,900 employees in 23 branch offices throughout the United States and the United Kingdom. Its Web site is www.Whittman-Hart.com.



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   This press release contains "forward-looking statements" (as defined under securities law) regarding the planned merger of USWeb and CKS. The merger is subject to stockholder approval and other customary closing conditions. There can be no assurance that the merger will be completed on the intended schedule, or at all, or that the combined entities will be able to realize the intended benefits. For additional information about factors that could affect the businesses of USWeb and CKS Group, see the documents filed by the companies with the United States Securities and Exchange Commission.


Press Contact: Jessica McNulty, USWeb/CKS, (415) 369-6722, jmcnulty@uswebcks.com
       Dean Dranias, Whittman-Hart (312) 602-6155, dean.dranias@Whittman-Hart.com